United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 5, 2018

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

7580 East Gray Rd., St. 103

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective February 5, 2018, the Registrant’s board of directors appointed James Janis Executive Vice President and Director of Corporate Development.  Mr. Janis’ compensation has yet to be finally determined.  The Registrant will file a further Current Report on form 8-K once Mr. Janis’ compensation is determined.

During the past 5 years Mr. Janis has been an independent investment advisor to several public and private companies, primarily in the micro-cap space. He has advised numerous companies about mergers and acquisition transactions, as well as private financing and public offerings.

Previously, Mr. Janis spent approximately 20 years in Public and Investor relations as Director of Investor Relations for the public relations firm, Martin E. Janis Company.  Mr. Janis handled both corporate clients and major political campaigns for the White House.  During those years, Mr. Janis was highly involved with Public Relations for both Bush campaigns, Jack Kemp and Mitt Romney’s runs for President.

Mr. Janis’ initial experience in the capital markets was as a Lead Quote Observer on the trading floor for Dean Witter Reynolds.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	02/09/18	By:	/s/John P. Venners
John P. Venners
EVP, Operations